UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010

CONFEDERATE MOTORS, INC.
 (Exact Name of Registrant As Specified In Charter)

Delaware	333-130858	26-4182621
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

2222 5th Avenue South Birmingham, AL 35233
(Address of Principal Executive Offices)

(205) 324-9888
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 17, 2010, H. Matthew Chambers, Chairman of the Board and Chief Executive Officer of Confederate Motors, Inc., (the “Company”), in consultation with the Company’s independent accountants, Bartolomei Pucciarelli, LLC, concluded that the Company’s interim financial statements contained in its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2009 and September 30, 2009 (the “Interim Reports”) filed with the Securities and Exchange Commission should not be relied upon due to the following items:

(i)    adjustments to the beginning balance of shareholders’ equity for each fiscal quarter contained in the Subject Financial Statements.

(ii)      reporting of additional accruals and related expenses for each fiscal quarter contained in the Subject Financial Statements

(iii)     reporting of additional stock based compensation in the year to date amounts contained in the Subject Financial Statements.

The Company provided Bartolomei Pucciarelli, LLC with a copy of this Current Report on Form 8-k and requested that Bartolomei Pucciarelli, LLC furnish a letter as promptly as possible to address the statements made in this Item 4.02. A copy of the response by Bartolomei Pucciarelli, LLC is attached hereto as Exhibit 7.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

7.1           Item 4.02(c) Letter from Bartolomei Pucciarelli, LLC dated May 21, 2010 regarding the statements made in Item 4.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

CONFEDERATE MOTORS, INC.

Date: May 21, 2010	By:	/s/ H. Matthew Chambers
H. Matthew Chambers
Chairman of the Board & Chief Executive Officer